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                                                                  EXHIBIT 99(A)

                                 FORM OF PROXY

                   FIDELITY FINANCIAL BANKSHARES CORPORATION
P R O X Y
                       SPECIAL MEETING FEBRUARY 27, 1997

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

    The undersigned shareholder of Fidelity Financial Bankshares Corporation, a Virginia corporation ("FFBC"), appoints Charles E. Blankenship, Jr. and Robert
G. Watts, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of FFBC which the undersigned is entitled to vote at the Special Meeting of Shareholders of FFBC to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on Thursday, February 27, 1997, at 2:00 p.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

     1. Proposal to approve the Agreement and Plan of Merger, dated as of August 22, 1996 and amended and restated as of December 17, 1996 (the "Agreement"), among FFBC and Southern National Corporation ("SNC"), and the consummation of the transactions contemplated thereby, pursuant to which FFBC would be merged with and into BB&T Financial Corporation of Virginia, a wholly owned subsidiary of SNC, and the shareholders of FFBC would become shareholders of SNC, upon the terms and subject to the conditions set forth in the Agreement.

         ( ) FOR               ( ) AGAINST              ( ) ABSTAIN

    2. Any other matter that may be submitted to a vote of shareholders at the Special Meeting.

      (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

                           (continued on other side)

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                          (continued from other side)

THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON
THE REVERSE SIDE IF NO INSTRUCTION TO THE
CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS
PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL
BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS
OF MANAGEMENT.

The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.
Dated:                     , 1997

                                             Please insert date of signing.
                                             Sign exactly as name appears at
                                             left. Where stock is issued in two
                                             or more names, all should sign. If
                                             signing as attorney, administrator,
                                             executor, trustee or guardian, give
                                             full title as such. A corporation
                                             should sign by an authorized
                                             officer and affix seal.